Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Bestnet Communications, Inc.
Grand Rapids, Michigan

As independent public accountants, we hereby consent to the incorporation by reference in this S-2 registration statement of our report dated November 27, 2002, included in the Company's Form 10-KSB for the year ended August 31, 2002, and to all references to our firm included in this registration statement.


                                        /s/ SEMPLE & COOPER, LLP

PHOENIX, ARIZONA
MAY 6, 2003